UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           March 4, 2008
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        On February 28, 2008, Laboratory Corporation of America Holdings (“LabCorp”) (NYSE:LH) amended, and extended the Term of, a Consulting Agreement with Thomas P. Mac Mahon, (“The Amended Agreement”), the Company’s former Chief Executive Officer and a member of the Board of Directors, originally entered into on July 20, 2006 and previously reported on Form 8-K. The Term of the Agreement was set to expire on April 30, 2008. The Amended Agreement extends the term until the 2009 Annual Shareholders Meeting and modifies certain expense reimbursement provisions. In all other respects the Amended Agreement continues substantially the same terms as were contained in the original agreement.

A copy of the Amended Agreement is attached hereto as Exhibit 99.1.

Exhibits

99.1 Amended Consulting Agreement between Thomas P. Mac Mahon and Laboratory Corporation of America Holdings dated February 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: March 4, 2008	By:	/s/Bradford T. Smith
Bradford T. Smith, Executive Vice President and Secretary